Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-171781, 333-152010, 333-133968), pertaining to the 2003 Israeli Share Option Plan of Incredimail Ltd., of our report dated March __ 2011, with respect to the consolidated financial statements of IncrediMail Ltd. and its subsidiaries included in this  Annual Report on Form 20-F for the year ended December 31, 2010.

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 9, 2011	A member of Ernst & Young Global